News Release

UMB Financial Corporation 1010 Grand Boulevard Kansas City, Mo. 64141

UMB Announces Conference Call to Discuss Second Quarter Results

Kansas City, Mo. (July 11, 2007) – UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, plans to host a conference call to discuss its second quarter results on July 25, 2007, at 8:30 a.m. (CT).

Interested parties may access the call by dialing U.S./Canada (toll-free) 800-240-2430 or access the following Web link at least 10 minutes before the call begins: http://w.on24.com/r.htm?e=64943&s=1&k=E6A709AF6D16DDC2A3C9FE66D66A87CB or visit www.umb.com, investor relations, to access the link to the live call.

A replay of the conference call may be heard until August 8, 2007, by calling (U.S.) 800-405-2236 or (U.S.) 303-590-3000. The replay pass code required for playback is conference ID 11092699#. The call replay may also be accessed via the company's Web site, www.umb.com, by visiting the investor relations area.

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 134 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services and insurance.

Contact:

UMB Financial Corporation Steve Wujek, 816-860-5088 or Investor Relations Contact: Phil Mason, 816-860-4944

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